UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLIPPER REALTY INC.

(Exact name of Registrant as specified in its charter)

Maryland	47-4579660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Address of principal executive offices) (Zip Code)

Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan

Clipper Realty Inc. 2015 Non-Employee Director Plan

(Full title of the plan)

David Bistricer

Co-Chairman and Chief Executive Officer

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Name and address of agent for service)

(718) 438-2804

(Telephone number, including area code, of agent for service)

Copy to:

Todd E. Lenson

Jordan M. Rosenbaum

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share
Omnibus Plan	1,000,000	$7.41	$7,410,000	$961.82
Director Plan	350,000	$7.41	$2,593,500	$336.63
TOTAL FEE:				$1,298.45

(1)

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register an additional 1,000,000 shares of common stock that may be issued under the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and an additional 350,000 shares of common stock that may be issued under the Clipper Realty Inc. 2015 Non-Employee Director Plan (the “Director Plan,” and collectively with the Omnibus Plan, the “Plans”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities which may be issued pursuant to the Plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Estimated, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices for shares of Clipper Realty Inc.’s common stock on the New York Stock Exchange on June 24, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Clipper Realty Inc., a Maryland corporation (the “Company”), relating to (i) 1,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be offered and sold under the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), which shares of Common Stock are in addition to the 1,000,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on April 7, 2017 with the SEC (SEC File No. 333-217191) (the “Prior Registration Statement”), and (ii) 350,000 shares of Common Stock, to be offered and sold under the Clipper Realty Inc. 2015 Non-Employee Director Plan (the “Director Plan”), which shares of Common Stock are in addition to the 350,000 shares of Common Stock registered pursuant to the Prior Registration Statement. On June 18, 2020, the stockholders of the Company approved an amendment to the Omnibus Plan, which increased the number of shares of Common Stock reserved for issuance under the Omnibus Plan by 1,000,000 shares, and an amendment to the Director Plan, which increased the number of shares of Common Stock reserved for issuance under the Director Plan by 350,000 shares.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

(a)	the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019 filed with the SEC on March 12, 2020;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 11, 2020;

(c)	the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2020;

(d)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020; and

(e)

the description of the Company’s common stock, $0.01 par value per share, contained in its Registration Statement on Form 8-A filed with the SEC on February 9, 2017 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits. Exhibit Number	Description
4.1	Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11, File No. 333-214021).

4.2	Clipper Realty Inc. 2015 Non-Employee Director Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11, File No. 333-214021).

4.3

First Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (previously filed and incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 29, 2020)

4.4

First Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan (previously filed and incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on April 29, 2020)

5.1	Opinion of Venable LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Clipper Realty Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 29th day of June, 2020.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
David Bistricer
Co-Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Bistricer and Sam Levinson, his or her true and lawful attorneys-in-fact and agents (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Bistricer	Co-Chairman of the Board and	June 29, 2020
David Bistricer	Chief Executive Officer
(Principal Executive Officer)

/s/ Michael C. Frenz	Chief Financial Officer	June 29, 2020
Michael C. Frenz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sam Levinson	Co-Chairman of the Board	June 29, 2020
Sam Levinson

/s/ Howard M. Lorber	Director	June 29, 2020
Howard M. Lorber

/s/ Robert J. Ivanhoe	Director	June 29, 2020
Robert J. Ivanhoe

/s/ Roberto A. Verrone	Director	June 29, 2020
Roberto A. Verrone

/s/ Richard N. Burger	Director	June 29, 2020
Richard N. Burger

/s/ Harmon S. Spolan	Director	June 29, 2020
Harmon S. Spolan